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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032; Form
S-8 No. 333-67055; Form S-8 No. 333-20229; Form S-8 No. 333-58843; Form S-8
No. 333-32140; Form S-8 No. 333-37894; Form S-8 No. 333-01528; Form S-8
No. 333-30871; Form S-8 No. 333-58845; Form S-3 No. 333-30232 and Form S-3
No. 333-52702) of Vertex Interactive, Inc. of our report dated March 1, 2001, with respect to the financial statements of Applied Tactical Systems, Inc. as of December 31, 2000 and for the year then ended, included in Vertex Interactive Inc.'s Current Report (Form 8-K/A) dated December 29, 2000, filed with the Securities and Exchange Commission on March 14, 2001.

                                                     /s/Ernst & Young LLP

MetroPark, New Jersey
March 12, 2001